Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-11 of our report dated February 15, 2008 relating to the consolidated financial statements of Cole Retail Income Trust, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company being in the development stage) appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.
/S/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
February 15, 2008